Exhibit 24
DIRECTORS AND OFFICERS
POWER OF ATTORNEY
Jo-Ann Stores, Inc. intends to file with the Securities and Exchange Commission (the “Commission”) a post-effective amendment (the “Amendment”) to the following registration statement (the “Registration Statement”):
▪	Form S-8 (Registration Statement No. 333-10091) filed with the Commission on August 13, 1996 and registering securities to be issued under the 1996 Stock Option Plan for Non-Employee Directors;
for the purpose of deregistering securities registered, but not issued, under the Registration Statement.
Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that David Goldston and James Kerr, and each of them as an agent with full power of substitution and resubstitution, are authorized on his or her behalf to sign and to file with the Commission the Amendment, any and all exhibits thereto, and any and all further amendments and supplements to the Registration Statement or the Amendment. The authority confirmed herein shall remain in effect as to the person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.
[signatures follow on the next page]

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ Darrell Webb Darrell Webb	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 21, 2009

/s/ James Kerr James Kerr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 21, 2009

/s/ Scott Cowen Scott Cowen	Director	September 14, 2009

/s/ Joseph DePinto Joseph DePinto	Director	September 15, 2009

/s/ Ira Gumberg Ira Gumberg	Director	September 16, 2009

/s/ Patricia Morrison Patricia Morrison	Director	September 14, 2009

/s/ Frank Newman Frank Newman	Director	September 14, 2009

/s/ David Perdue David Perdue	Director	September 17, 2009

/s/ Beryl Raff Beryl Raff	Director	September 14, 2009

/s/ Alan Rosskamm Alan Rosskamm	Director	September 14, 2009

/s/ Tracey Travis Tracey Travis	Director	September 16, 2009